Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-205923) pertaining to the Group 1 Automotive, Inc. Employee Stock Purchase Plan,
(2)Registration Statement (Form S-8 No. 333-145034) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive Inc. 2007 Long Term Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-196424) pertaining to the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-253446) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive Inc. 2014 Long Term Incentive Plan, and
(5)Registration Statement (Form S-8 No. 333-168365) pertaining to the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan.
of our report dated February 13, 2020 (except for Note 1, Note 4 and Note 20, as to which the date is February 23, 2022), with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in this Annual Report (Form 10-K) of Group 1 Automotive, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Houston, Texas
February 23, 2022